Exhibit 4.1.b

                       VERMONT FINANCIAL SERVICES CORP.


                  Directors Non-Qualified Stock Option Plan

                                     1988


       1.  PURPOSE.

       The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to encourage certain directors who are not officers of Vermont Financial Services Corp. (the "Company") and its subsidiary, Vermont National Bank (the "Bank") to continue their association with the Company and to acknowledge their years of service to the Company and/or the Bank by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth.

       2.  ADMINISTRATION OF THE PLAN.

       The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, except as otherwise set forth in this paragraph. All questions or interpretation and application of such rules and regulations, of the Plan or of options granted thereunder (the "Options") shall be subject to the determination, which shall be final and binding, of a majority of the whole Board. The Board shall have no authority to modify or revise the Plan with respect to the number or maximum number of shares of the Stock (as defined in Paragraph 3) which the Optionees (as defined in Paragraph 6) may acquire or which may be subject to the Options pursuant to the Plan or the terms upon which and times at which such Stock may be acquired.

       3.  OPTION SHARES.

       The stock subject to Options under the Plan shall be shares of the Company's Common Stock, $1.00 par value (the "Stock"). Each Optionee shall be granted an Option to purchase not less than 500 shares or 250 shares of the Stock for each year of service as a director of the Company, whichever is greater. In each year following the year in which this Plan is adopted (a "Succeeding Year") the Board may grant each Optionee then a member of the Board and each other member of the Board who is not an officer an Option to purchase 250 shares of Stock;
  however, if the Board issues Options in a Succeeding Year, it must issue Options to purchase 250 shares of Stock to each and every then Board member. The total number of Shares of the Stock with respect to which Options may be granted under this Plan shall not exceed in the aggregate
  ___ shares and the number of shares granted to each Optionee shall be no greater than _____________________; provided that such aggregate number of shares and the number of shares granted to each Optionee shall be subject to adjustment in accordance with the provisions of Paragraph 14 hereof. Any shares subject to an Option which expires for any reason or is terminated unexercised as to such shares may again be subject to an

  Option under this Plan. The unpurchased shares which were subject thereto, shall, unless the Plan shall have terminated, become available for other Options under the Plan.

       4.  AUTHORITY TO GRANT OPTIONS.

       The Board will grant to the eligible individuals named in Paragraph 6 an Option or Options to buy a stated number of shares of Stock under the terms and conditions of the Plan.

       5.  WRITTEN AGREEMENT.

       Each Option granted hereunder shall be embodied in a written option agreement which shall be subject to the terms and conditions prescribed herein and shall be signed by the Optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company. Such an option agreement may also contain such other provisions as the Board in its discretion shall deem advisable.

       6.  ELIGIBILITY.

       Those certain directors of the Company, whose names are set forth in Schedule A hereto, shall be eligible to participate in the Plan (all directors eligible to participate in the Plan shall hereinafter be called "Optionees") and shall receive the number of shares set forth on that Schedule. Upon receipt of an Option in a Succeeding Year, a new member of the Board who is not an officer of the Company shall become an Optionee for purposes of this Plan. Officers of the Company are not eligible to participate in the Plan.

       7.  OPTION PRICE.

       The price at which shares may be purchased pursuant to an Option shall be an amount equal to 100% of the fair market value of the Stock on the date of grant of the Option. For purposes of the Plan, the "fair market value" of a share of Stock at any particular date shall be determined according to the following rules: (i) if the Stock is not at the time listed or admitted to trading on a stock exchange, the fair market value shall be the mean between the lowest reported bid price and the highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Stock in such market; provided, however, that if the price of the Stock is not so reported, the fair market value shall be determined by the Board, which may take into consideration (1) the price paid for the Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal undertaken in good faith by the Board, or of some or all of the above as the Board shall in its discretion elect; or (ii) if the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the

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  date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of fair market value.

       8.  DURATION OF OPTIONS.

       No Option shall be exercisable after the expiration of five (5) years from the date such Option is granted. The Board, in its discretion, may provide that an Option shall be exercisable during such period or during any lesser period of time.

       9.  AMOUNT EXERCISABLE.

       Each Option may be exercised so long as it is valid and outstanding from time to time, in part or as a whole, in such manner and subject to such conditions as the Board, in its discretion, may provide in the option agreement.

       10.  EXERCISE OF OPTION.

       Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, accompanied by payment of the option price of such shares, which payment shall be made, subject to the alternative provisions of this Paragraph 10, in cash or by cashier's check, certified check, bank draft or postal or express money order payable to the order of the Company in an amount in United States dollars equal to the option price of such shares. Such notice shall be delivered in person to the Secretary of the Company or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

       Alternatively, payment of the option price may be made, in whole or in part, in shares of Stock previously acquired by the Optionee. If payment is made in whole or in part in shares of Stock, then the Optionee shall deliver to the Company in payment of the option price of the shares with respect to which such Option is exercised
  (i) certificates registered in the name of such Optionee representing a number of shares of stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not greater than the option price of the shares with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii) if the option price of the shares with respect to which such Option is to be exercised exceeds such fair market value, cash or a cashier's check, certified check, bank draft or postal or express money order payable to the order of the Company in an amount in United States dollars equal to the amount of
  such excess.   Notwithstanding the foregoing provisions of this
  Paragraph 10, the Board, in its sole discretion, may refuse to accept shares of Stock in payment of the option price of the shares with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock which were delivered to the


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  Company with such written notice shall be returned to such Optionee together with notice by the Company to such Optionee of the refusal of the Board to accept such shares of Stock.

       As promptly as practicable after the receipt by the Company of
  (i) such written notice from the Optionee setting forth the number of shares with respect to which such Option is to be exercised and
  (ii) payment of the option price of such Shares in the form required by the foregoing provisions of this Paragraph 10, the Company shall cause to be delivered to such Optionee certificates representing the number of shares with respect to which such Option has been exercised.

       11.  TRANSFERABILITY OF OPTIONS.

       Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

       12.  REQUIREMENTS OF LAW.

       The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Company of any provisions of law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, upon exercise of any Option, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive.
  The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulations of any governmental authority.

       13.  NO RIGHTS AS STOCKHOLDER.

       No Optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and except as otherwise provided in Paragraph 14 hereof, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

       14.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

       The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the stock or the rights thereof or the dissolution or liquidation of the


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  Company or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

       The number of shares covered by any outstanding Option and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or any other increase in such shares effected without receipt of consideration by the Company or any other decrease therein effected without a distribution of cash or property in connection therewith.

       In the event the Company merges or consolidates with one or more corporations and the Company is the surviving corporation, thereafter upon any exercise of an Option, the holder thereof shall be entitled to purchase in lieu of the number of shares of Stock as to which the Option shall then be exercisable, the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if immediately prior to such merger or consolidation, the holder had been the holder of record of shares of Stock as to which the Option is then exercisable.

       If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of stock shares of such stock or other securities as the holders of shares of stock received pursuant to the terms of the merger, consolidation or sale; and (ii) the Board may waive any discretionary limitations imposed pursuant to Paragraph 9 hereof so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; and (iii) all outstanding Options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option and each holder of an Option shall have the right to exercise such Option in full (without regard to any discretionary limitations imposed pursuant to Paragraph 9 hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

       Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and no adjustment by reason thereof shall be made with respect to, the



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  number, class or price of shares of stock then subject to outstanding
  Options.

       15.  AMENDMENT OR TERMINATION OF PLAN.

       The Board may modify, revise or terminate this Plan at any time and from time to time, subject to the specific limitations on the Board's authority to amend, modify or revise the Plan set forth in Paragraph 2; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Stock, the Board may not (i) materially increase the benefits accruing to the directors under the Plan; (ii) change the aggregate number of shares which may be issued under the Options pursuant to the provisions of the Plan; (iii) reduce the option price at which Options may be granted to an amount less than the fair market value per share at the time the Option is granted;
  (iv) change the number of shares which may be issued under Options to any individual; or (v) change the class of persons eligible to receive Options.

       16.  EFFECTIVE DATE AND DURATION OF THE PLAN.

       The Plan shall become effective and shall be deemed to have been adopted on November ___ , 1988 subject only to ratification by the holders of at least a majority of the outstanding shares of Stock within twelve (12) months after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the tenth (10th) anniversary of its effective date and no Option shall be granted pursuant to the Plan after the day preceding such anniversary of its effective date.













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                               AMENDMENT TO THE
                       VERMONT FINANCIAL SERVICES CORP.
               1988 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN


                  __________________________________________

                       As adopted by resolution of the
                    Board of Directors on October 13, 1993
                  __________________________________________



       1. Section 3 of the Directors' Plan shall be amended by inserting after the third sentence the following:

            "Options not granted in any Succeeding Year shall accrue on a cumulative basis and the Board may, in its sole discretion, in any Succeeding Year, grant each Optionee then a member of the Board who is not an officer Options to purchase that number of shares of stock that an Optionee would have received had the Board granted Options in each Succeeding Year (a "Cumulative Option"); however, if the Board issues a Cumulative Option to one Optionee, it must issue Cumulative Options to each and every then Board member. The Board may grant Options to purchase 250 shares of Stock in a Succeeding Year without granting Cumulative Options for past Succeeding Years."

       2. Section 10 of the Directors' Plan shall be amended by adding the following new paragraph immediately following its first paragraph:

            "Options may be exercised by means of a "cashless exercise" procedure in which a broker (i) transmits the option price to the Company in cash or acceptable cash equivalents, either
            (1) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price, or (2) as the proceeds of a margin loan to the Optionee; or (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price. The Optionee's written notice of exercise of an Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Board shall reasonably require."

       3. Section 10 of the Directors' Plan shall be further amended by inserting into the sentence that constitutes its final paragraph,

  immediately after the words "to be delivered to the Optionee," the words "or to the order of the Optionee."

       4. Except as hereinabove amended, the provisions of the Directors' Plan, as previously amended, shall remain in full force and effect.





























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